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                                                                      EXHIBIT 21

SUBSIDIARIES OF OVERSEAS PARTNERS LTD.
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Corporation                                        Jurisdiction of Incorporation
-----------                                        -----------------------------
 Overseas Partners Re Ltd.                          Bermuda
 Overseas Partners Cat Ltd. (formerly Overseas
 Partners Special Risks Ltd.)                       Bermuda
 Overseas Partners Assurance Ltd.                   Bermuda
 Overseas Partners Credit, Inc.                     Cayman Islands
 Overseas Partners Capital Corp.                    Delaware
 Copley One LLC.                                    Massachusetts
 Copley Place Associates, LLC.                      Massachusetts
 Copley Place Corp., Inc.                           Delaware
 KMS II Realty Limited Partnership                  Delaware
 OPL Funding Corp.                                  Delaware
 Overseas Alliance Insurance Agency, Inc.           Delaware
 Overseas Capital Co.                               Delaware
 Overseas Management, Inc.                          Massachusetts
 Overseas Partners (333), Inc.                      Illinois
 Overseas Partners (AFC), Inc.                      Georgia
 Overseas Partners Capital (Illinois), Inc.         Delaware
 Overseas Partners Capital (Massachusetts), Inc.    Massachusetts
 Overseas Partners (Madison Plaza), Inc.            Delaware
 Overseas Partners (Madison Plaza) LLC              Illinois
 Parcel Insurance Plan, Inc.                        Delaware